Exhibit 99.1

Kennedy Wilson Europe Real Estate Limited
Condensed Consolidated Financial Statements
For the six month period ended 30 June 2018

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Contents
Page
Independent review report    3
Condensed consolidated income statement    5
Condensed consolidated statement of comprehensive income    6
Condensed consolidated balance sheet    7
Condensed consolidated statement of changes equity    8
Condensed consolidated cash flow statement    11
Notes to condensed consolidated interim financial statements    12

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the ‘Company’)
Introduction
We have been engaged by the Company to review the condensed consolidated financial statements (the “interim financial statements”) in the half-year financial report for the six months ended 30 June 2018, which comprise the condensed consolidated income statement, condensed consolidated statement of comprehensive income, the condensed consolidated balance sheet, the condensed consolidated statement of changes in equity, the condensed consolidated cash flow statement, and the related explanatory notes. Our review was conducted in accordance with the Financial Reporting Council’s (“FRC’s”) International Standard on Review Engagements (“ISRE”) (UK and Ireland) 2410, ‘Review of Interim Financial Information Performed by the Independent Auditor of the Entity’.
Conclusion
Based on our review, nothing has come to our attention that causes us to believe that the interim financial statements in the half-year report for the six months ended 30 June 2018 are not prepared, in all material respects, in accordance with International Accounting Standard 34, ‘Interim Financial Reporting’, as adopted by the European Union (the “EU”)
Directors’ responsibilities
The half-yearly financial report is the responsibility of, and has been approved by, the directors.
As disclosed in note 2, the interim financial statements of the Company are prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the EU. The condensed set of consolidated financial statements included in this half-yearly report has been prepared in accordance with International Accounting Standard 34, ‘Interim Financial Reporting’, as adopted by the European Union (the “EU”).
Our responsibility
Our responsibility is to express to the company a conclusion on the condensed set of consolidated financial statements in the half-yearly financial report based on our review.
Scope of review
We conducted our review having regard to the Financial Reporting Council’s International Standard on Review Engagements (UK and Ireland) 2410 Review of Interim Financial Information Performed by the Independent Auditor of the Entity. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (Ireland) and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.
We read the other information contained in the half-yearly financial report to identify material inconsistencies with the information in the condensed set of consolidated financial statements and to identify any information that is apparently materially incorrect based on, or materially inconsistent with, the knowledge acquired by us in the course of performing the review. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the ‘Company’) continued
The purpose of our review work and to whom we owe our responsibilities
This report is made solely to the company in accordance with the terms of our engagement. Our review has been undertaken so that we might state to the company those matters we are required to state to it in this report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company for our review work, for this report, or for the conclusions we have reached.
Michael Gibbons
For and on behalf of
KPMG
Chartered Accountants
1 Stokes Place, St Stephen’s Green, Dublin 2, Ireland
17 August 2018

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Condensed consolidated income statement

		Six month period ended 30 June 2018	Six month period ended 30 June 2017
		Unaudited	Unaudited
	Notes	£m	£m
Revenue
Rental income		90.6	96.5
Hotel revenue		30.5	10.2
Interest income from loans secured by real estate		0.4	4.7
		121.5	111.4
Property related expenses		(23.7)	(20.4)
Hotel cost of sales		(21.7)	(8.8)
		(45.4)	(29.2)
Gross profit		76.1	82.2

Net change in fair value of investment and development property	7,15	-	12.9
Gain on sale of investment and development property and loan collateral	13	1.1	2.2
Net change in fair value of loans secured by real estate	8	-	4.0
		77.2	101.3
Expenses
Administrative expenses		(10.3)	(11.0)
Investment management fee	14	(5.7)	(7.7)
		(16.0)	(18.7)
Results from operating activities before financing income and costs		61.2	82.6
Interest income from cash and cash equivalents		-	0.4
Finance costs		(28.0)	(25.2)
Net finance expense		(28.0)	(24.8)
Profit before taxation		33.2	57.8
Taxation	6	(2.3)	(2.9)
Profit for the period after taxation		30.9	54.9
The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of comprehensive income

		Six month period ended 30 June 2018	Six month period ended 30 June 2017
		Unaudited	Unaudited
	Notes	£m	£m
Profit for the period after taxation		30.9	54.9

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences		(3.4)	28.9
Hedge of net investment in foreign operations		3.7	(21.4)
		0.3	7.5
Items that will never be reclassified to profit or loss:
Net change in fair value of property, plant and equipment	9	-	(0.3)
Other comprehensive income for the period		0.3	7.2

Total comprehensive income for the period, net of tax		31.2	62.1

Profit attributable to:
Owners of the Company		30.9	54.8
Non-controlling interests		-	0.1
		30.9	54.9

Total comprehensive income attributable to:
Owners of the Company		31.2	62.0
Non-controlling interests		-	0.1
		31.2	62.1

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated balance sheet

		30 June 2018	31 December 2017
		Unaudited	Audited
	Notes	£m	£m
Non-current assets
Investment and development property	7	2,641.9	2,615.1
Loans secured by real estate	8	25.0	64.3
Property, plant and equipment	9	231.9	79.3
Derivative financial assets	11	0.7	-
Deferred tax asset		7.1	6.5
		2,906.6	2,765.2
Current assets
Inventories		0.7	0.4
Rent and other receivables		57.4	53.0
Assets held-for-sale	7,15	128.3	160.0
Cash and cash equivalents		158.1	144.3
		344.5	357.7
Total assets		3,251.1	3,122.9
Current liabilities
Trade and other payables		(90.8)	(69.7)
Deferred income		(32.7)	(31.3)
Borrowings	10	(1.0)	(19.0)
		(124.5)	(120.0)
Non-current liabilities
Trade and other payables		(5.2)	(4.3)
Deferred tax liability		(5.8)	(5.5)
Borrowings	10	(1,795.5)	(1,690.1)
Derivative financial liabilities	11	(51.1)	(57.0)
		(1,857.6)	(1,756.9)
Total liabilities		(1,982.1)	(1,876.9)
Net assets		1,269.0	1,246.0
Equity

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Stated capital	1,325.1	1,222.1
Foreign currency translation reserve	33.5	33.2
Revaluation reserve	7.9	7.9
Share-based payments reserve	3.5	0.7
Retained earnings	(101.0)	(18.0)
Equity attributable to owners of the Company	1,269.0	1,245.9
Non-controlling interests	-	0.1
Total equity	1,269.0	1,246.0

On behalf of the Board of Directors.

Fraser Kennedy    Andrew McNulty
Director    Director
17 August 2018
The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity
For the six month period ended 30 June 2018

	Attributable to owners of the Company					Non- controlling interests		Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2018	1,222.1	33.2	7.9	0.7	(18.0)	1,245.9	0.1	1,246.0
Profit for the period	-	-	-	-	30.9	30.9	-	30.9
Other comprehensive income	-	0.3	-	-	-	0.3	-	0.3
Total comprehensive income for the period	-	0.3	-	-	30.9	31.2	-	31.2
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee[1]	-	-	-	2.8	-	2.8	-	2.8
Issue of share capital	103.0	-	-	-	-	103.0	-	103.0
Dividends	-	-	-	-	(113.9)	(113.9)	(0.1)	(114.0)
	103.0	-	-	2.8	(113.9)	(8.1)	(0.1)	(8.2)
Total equity at 30 June 2018	1,325.1	33.5	7.9	3.5	(101.0)	1,269.0	-	1,269.0

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.	Net movement in share-based payment reserve representing reversal of £0.7 million opening reserve and recording of period end reserve for the investment management fee in the amount of £3.5 million.

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Condensed consolidated statement of changes in equity (continued)
For the six month period ended 30 June 2017

	Attributable to owners of the Company						Non- controlling interests	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2017	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9
Profit for the period	-	-	-	-	54.8	54.8	0.1	54.9
Other comprehensive income	-	7.5	(0.3)	-	-	7.2	-	7.2
Total comprehensive income for the period	-	7.5	(0.3)	-	54.8	62.0	0.1	62.1
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee[1]	-	-	-	0.1	-	0.1	-	0.1
Dividends	-	-	-	-	(30.2)	(30.2)	-	(30.2)
	-	-	-	0.1	(30.2)	(30.1)	-	(30.1)
Total equity at 30 June 2017	1,222.1	32.0	2.9	2.0	308.3	1,567.3	0.6	1,567.9

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.	Net movement in share-based payment reserve representing reversal of £1.9 million opening reserve and recording of period end reserve for the investment management fee in the amount of £2.0 million.

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Condensed consolidated statement of changes in equity (continued)
For the year ended 31 December 2017

	Attributable to owners of the Company						Non- controlling interests	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Audited	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2017	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9
Profit for the year	-	-	-	-	131.4	131.4	0.1	131.5
Other comprehensive income	-	8.7	4.7	-	-	13.4	-	13.4
Total comprehensive income for the year	-	8.7	4.7	-	131.4	144.8	0.1	144.9
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee[1]	-	-	-	(1.2)	-	(1.2)	-	(1.2)
Dividends	-	-	-	-	(433.1)	(433.1)	(0.5)	(433.6)
	-	-	-	(1.2)	(433.1)	(434.3)	(0.5)	(434.8)
Total equity at 31 December 2017	1,222.1	33.2	7.9	0.7	(18.0)	1,245.9	0.1	1,246.0

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.
Net movement in share-based payment reserve representing reversal of £1.9 million opening reserve and recording of year end reserve for the investment management fee payable in the amount of £0.7 million.

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Condensed consolidated cash flow statement

		Six month period ended 30 June 2018	Six month period ended 30 June 2017
		Unaudited	Unaudited
	Notes	£m	£m
Cash flows from operating activities
Profit for the period		30.9	54.9
Adjustments for non-cash items:
Net change in fair value of investment and development property		-	(12.9)
Net change in fair value of loans secured by real estate	8	-	(4.0)
Gain on sale of investment property and loan collateral	13	(1.1)	(2.2)
Net finance cost		27.0	21.0
Amortisation of loan fees, bond discount and premia	10	1.4	1.3
Amortisation of lease incentive		(3.6)	(4.2)
Taxation	6	2.3	2.9
Depreciation	9	4.1	2.0
Impairment of accounts receivable		0.3	0.1
Investment management fee		5.7	0.1
Operating cash flows before movements in working capital		67.0	59.0
(Increase)/decrease in rent and other receivables		(0.2)	1.4
Increase in inventories		(0.1)	(0.1)
Increase/(decrease) in deferred income		1.4	(2.7)
Increase/(decrease) in trade and other payables		4.7	(2.0)
Cash generated from operations before interest and taxation		72.8	55.6
Interest received		0.3	4.3
Interest paid		(8.1)	(27.7)
Derivative instruments		(5.2)	(1.7)
Tax paid		(2.1)	(6.8)
Cash flows generated from operating activities		57.7	23.7
Investing activities

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Acquisition of/improvement to investment and development property		(90.7)	(20.6)
Disposal of investment and development property		146.4	48.4
Capital expenditure on property, plant and equipment		(1.9)	(3.9)
Investment in loans secured by real estate	8	(0.7)	-
Cash flows from investing activities		53.1	23.9
Financing activities
Proceeds from borrowings	10	46.2	-
Repayments of secured borrowings	10	(19.4)	(23.0)
Transaction costs related to loans and borrowings	10	(0.8)	-
Dividends paid		(130.8)	(30.2)
Cash flows (used in)/from financing activities		(104.8)	(53.2)
Net (decrease)/increase in cash and cash equivalents		6.0	(5.6)
Cash and cash equivalents at beginning of period		144.3	456.5
Cash acquired on acquisition of related party	16	8.3	-
Foreign exchange movements		(0.5)	3.9
Cash and cash equivalents at the reporting date		158.1	454.8
The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Notes to the condensed consolidated interim financial statements
For the six month period ended 30 June 2018
1. General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’) is a company incorporated in Jersey. These unaudited condensed consolidated interim financial statements (the ‘interim financial statements’) as at and for the six month period ended 30 June 2018 have been prepared and are presented in respect of the Company and its subsidiaries (together referred to as the ‘Group’).
The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands.
2. Basis of preparation
A. Statement of compliance
These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as promulgated by the International Accounting Standards Board, as adopted by the European Union, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended 31 December 2017. They do not include all the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the year ended 31 December 2017 (the ‘Audited Financial Statements’).
The results are unaudited but were reviewed by the auditors of the Company.
B. Basis of measurement
The interim financial statements have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies on the basis set out in Note 3 Significant accounting policies.
3. Significant accounting policies
A. Accounting policies adopted for the year ended 31 December 2017
Except as described below, the accounting policies and methods of computation and presentation adopted in the preparation of the interim financial statements are consistent with those applied in the Audited Financial Statements and are described therein on pages 15 to 22.
The Audited Financial Statements are available at www.kennedywilson.eu.
The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.
B. New accounting standards or amendments effective 1 January 2018
There are a number of new standards or amendments which are effective for the Group for the first time for the financial year beginning 1 January 2018.
There is no material impact from the adoption of these new standards and amendments. Further information is set out in Note 17.
The changes in accounting policies are also expected to be reflected in the Group’s consolidated financial statements as at and for the year ended 31 December 2018.

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4. New standards and interpretations not yet adopted
A. New/Revised International Financial Reporting Standards

Effective date[1]

IFRS 16: Leases[2]	1 January 2019
Amendments to IFRS 4: Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts[2]	1 January 2018
Annual improvements to IFRS 2014 – 2016 Cycle[2]	1 January 2017 / 1 January 2018
IFRIC Interpretation 23: Uncertainty over Income Tax Treatments[2]	1 January 2019
Amendments to IFRS 10 and IAS 28: Sale or contribution of assets between an investor and its associate or joint venture[2]	Deferred indefinitely
IFRS 17: Insurance Contracts[2]	1 January 2021

Footnotes:

1.	The effective dates are those applying to European Union endorsed IFRS if later than the IASB effective dates and relate to periods beginning on or after those dates detailed above.

2.	Not European Union endorsed at the time of approval of the consolidated financial statements.
5. Operating segments
A. Basis of segmentation
The Group is organised into three business segments, against which the Group reports its segmental information, being investment properties, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).
The following summary describes the operations of each reportable segment:

Segment	Description
Investment property	Property used primarily for the purpose of generating rental income and comprising office, retail, leisure, industrial and residential real estate assets.
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%.
Hotels
Ownership of hotels, namely Fairmont St Andrews Hotel (United Kingdom), six Park Inn hotels (United Kingdom) and the Shelbourne Hotel (Ireland), and the ownership and management of the Portmarnock Hotel and Golf Links (Ireland).

There are varying levels of integration between the investment property and hotel segments. This integration consists primarily of shared asset management resources.
Corporate income and expenses, and assets and liabilities are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.
The Group’s key measure of underlying performance of investment property is net operating income as this measure illustrates and emphasises those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on net operating income, other statistical data such as valuation movements are separately highlighted for analysis and attention.

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The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.
The Group’s key performance measure of underlying performance of the hotel sector is net operating income as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.

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B. Information about reportable segments
I. Profit before tax for the six month period ended 30 June 2018

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Unaudited	£m	£m	£m	£m	£m	£m
Revenue
Rental income	90.6	-	-	90.6	-	90.6
Hotel revenue	-	-	30.5	30.5	-	30.5
Interest income from loans secured by real estate	-	0.4	-	0.4	-	0.4
	90.6	0.4	30.5	121.5	-	121.5
Property related expenses	(23.7)	-	-	(23.7)	-	(23.7)
Hotel cost of sales	-	-	(21.7)	(21.7)	-	(21.7)
Administrative costs	-	-	(6.6)	(6.6)	-	(6.6)
Net operating income	66.9	0.4	2.2	69.5	-	69.5
Gain on sale	1.1	-	-	1.1	-	1.1
	68.0	0.4	2.2	70.6	-	70.6
Overhead costs
Administrative expenses	(2.5)	(0.1)	-	(2.6)	(1.1)	(3.7)
Investment management fee	-	-	-	-	(5.7)	(5.7)
	(2.5)	(0.1)	-	(2.6)	(6.8)	(9.4)
Results from operating activities before financing income and costs	65.5	0.3	2.2	68.0	(6.8)	61.2
Finance costs	(10.3)	-	-	(10.3)	(17.7)	(28.0)
	(10.3)	-	-	(10.3)	(17.7)	(28.0)
Segment profit/(loss) before tax	55.2	0.3	2.2	57.7	(24.5)	33.2

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II. Profit before tax for the six month period ended 30 June 2017

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Unaudited	£m	£m	£m	£m	£m	£m
Revenue
Rental income	96.5	-	-	96.5	-	96.5
Hotel revenue	-	-	10.2	10.2	-	10.2
Interest income from loans secured by real estate	-	4.7	-	4.7	-	4.7
	96.5	4.7	10.2	111.4	-	111.4
Property related expenses	(20.3)	(0.1)	-	(20.4)	-	(20.4)
Hotel cost of sales	-	-	(8.8)	(8.8)	-	(8.8)
Administrative costs	-	-	(2.5)	(2.5)	-	(2.5)
Net operating income	76.2	4.6	(1.1)	79.7	-	79.7
Net change in fair value of investment and development property	12.9	-	-	12.9	-	12.9
Net change in fair value of loans secured by real estate	-	4.0	-	4.0	-	4.0
Gain on sale	2.2	-	-	2.2	-	2.2
	91.3	8.6	(1.1)	98.8	-	98.8
Overhead costs
Administrative expenses	(1.8)	(0.1)	-	(1.9)	(6.6)	(8.5)
Investment management fee	-	-	-	-	(7.7)	(7.7)
	(1.8)	(0.1)	-	(1.9)	(14.3)	(16.2)
Results from operating activities before financing income and costs	89.5	8.5	(1.1)	96.9	(14.3)	82.6
Interest income from cash and cash equivalents	-	-	-	-	0.4	0.4
Finance costs	(14.6)	-	-	(14.6)	(10.6)	(25.2)
	(14.6)	-	-	(14.6)	(10.2)	(24.8)
Segment profit/(loss) before tax	74.9	8.5	(1.1)	82.3	(24.5)	57.8

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C. Geographic information
Consistent with the prior year, the investment property segment includes assets located in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s segment revenues, current assets and non-current assets, and total liabilities, by geography. In presenting the following information, segment revenue, current assets and non-current assets, and total liabilities were based on the geographic location of the relevant asset.
I. Revenue

	Six month period ended 30 June 2018	Six month period ended 30 June 2017
	Unaudited	Unaudited
	£m	£m
United Kingdom
Rental income	54.0	60.9
Hotel revenue	15.7	6.6
Interest income on loans secured by real estate	0.4	2.6
(Loss)/gain on sale of investment property and loan collateral	(0.9)	2.2
Net change in fair value of investment and development property	-	(5.7)
Net change in fair value of loans secured by real estate	-	4.8
	69.2	71.4
Ireland
Rental income	24.3	23.5
Hotel revenue	14.8	3.6
Interest income on loans secured by real estate	-	2.1
Gain on sale of investment property and loan collateral	2.0	-
Net change in fair value of investment and development property	-	16.5
Net change in fair value of loans secured by real estate	-	(0.8)
	41.1	44.9
Rest of Europe
Rental income	12.3	12.1
Hotel revenue	-	-
Interest income on loans secured by real estate	-	-
Gain on sale of investment property and loan collateral	-	-
Net change in fair value of investment and development property	-	2.1

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Net change in fair value of loans secured by real estate	-	-
	12.3	14.2
Total
Rental income	90.6	96.5
Hotel revenue	30.5	10.2
Interest income on loans secured by real estate	0.4	4.7
Gain on sale of investment property and loan collateral	1.1	2.2
Net change in fair value of investment and development property	-	12.9
Net change in fair value of loans secured by real estate	-	4.0
	122.6	130.5

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6. Taxation
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey. Except for the hotel operations in the United Kingdom and Ireland, the Group does not carry on a trade in the United Kingdom, Ireland or any other jurisdiction.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, the Republic of Ireland, Isle of Man, Italy, Spain and the United Kingdom and investment and development property located in the United Kingdom, the Republic of Ireland, Italy and Spain.
Details of tax rates applicable in the jurisdictions in which the Group operates are set out in Note 10B to the Audited Financial Statements.
C. Amounts recognised in the profit or loss

	Six month period ended 30 June 2018	Six month period ended 30 June 2017
	Unaudited	Unaudited
	£m	£m
Current tax expense
Current period	2.7	3.1
	2.7	3.1
Deferred tax credit
Tax effect of losses not previously recognised	(0.6)	(0.4)
Tax effect of previously unrecognised taxable temporary differences	0.2	0.2
	(0.4)	(0.2)
Tax expense	2.3	2.9

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7. Investment and development property

	30 June 2018	31 December 2017
	Unaudited	Audited
	£m	£m
Investment property
Opening balance	2,533.5	2,594.9
Acquisition of investment property	79.5	58.4
Disposal of investment property	(48.4)	(134.2)
Improvements to investment property	9.6	43.6
Transfer (to)/from investment property under development	(16.9)	7.3
Transfer to assets held-for-sale (Note 15)	(25.0)	(159.7)
Transfer from assets held-for-sale (Note 15)	-	11.3
Net change in fair value	-	67.9
Effects of translation to presentation currency	(3.6)	44.0
Closing balance	2,529.0	2,533.5

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	30 June 2018	31 December 2017
	Unaudited	Audited
	£m	£m
Investment property under development
Opening balance	81.6	80.4
Acquisition of investment property under development	3.2	1.8
Acquisition of investment property under development through purchase of related party	11.4	-
Development expenditure	0.4	3.3
Transfer from/(to) investment property	16.9	(7.3)
Net change in fair value	-	(0.6)
Effects of translation to presentation currency	(0.6)	4.0
Closing balance	112.9	81.6
Disclosed as:
Carrying value of investment and development property	2,641.9	2,615.1
Assets held-for-sale (Note 15)	88.7	159.7
Adjustment in respect of straight line rent[1]	18.1	15.3
	2,748.7	2,790.2

Footnote:
1. Included as a component of the “Rent and other receivables” balance in the condensed consolidated balance sheet.

The cost of investment properties acquired during the year, inclusive of acquisition costs, is £79.5 million (December 2017: £58.4 million). The total expenditure incurred to acquire investment properties under development during the year is £3.2 million (December 2017: £1.8 million).
Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £2.8 million (December 2017: £1.5 million).

At 30 June 2018, the Group was contractually committed to £17.5 million (December 2017: £13.0 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.

The Directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property and investment property under development at 31 December 2017 continue to apply for the period ended 30 June 2018.

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A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodologies applicable to investment property and investment property under development is provided in Note 12 to the Audited Financial Statements.

(i). Investment property

Asset class
Fair value at 30 June 2018 £m1,2	Fair value at 31 December 2017 £m1,2
United Kingdom – Commercial	1,282.7	1,401.2
United Kingdom – Residential	99.0	98.7
Ireland – Commercial	880.6	666.7
Ireland – Residential	297.8	206.4
Rest of Europe – Commercial	75.7	335.6
Total	2,635.8	2,708.6
Footnotes:
1.Includes adjustment in respect of straight line leases, which is included in the “Rent and other receivables” component of the consolidated balance sheet.
2.Includes assets held-for-sale (Note 15).

(ii). Investment property under development

Asset class		Fair value at 31 December 2017 £m1
	Fair value at 30 June 2018 £m1
United Kingdom – Investment property under development	5.0	1.5
Ireland – Investment property under development	33.5	5.0
Ireland – Development land	14.1	14.7
Rest of Europe – Investment property under development	60.3	60.4
Total	112.9	81.6

Footnote:

1.	Includes assets held-for-sale (Note 15).

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8. Loans secured by real estate

	30 June 2018	31 December 2017
	Unaudited	Audited
	£m	£m
Opening balance	64.3	67.6
Additional lending	0.7	0.4
Disposal of collateral	(39.8)	-
Repayments	-	(7.8)
Net fair value movement	-	3.3
Effects of translation to presentation currency	(0.2)	0.8
Closing balance	25.0	64.3

A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodology is provided in Note 13 to the Audited Financial Statements.
There were no changes in valuation techniques during the period.
The directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s portfolio of loans secured by real estate at 31 December 2017 continue to apply for the period ended 30 June 2018.
9. Property, plant and equipment
During the six month period ended 30 June 2018, the Group, through the acquisition of a related party, acquired property, plant and equipment in the amount of £152.2 million (Note 16), together with the reclassification of the Park Inn hotel portfolio from loans secured by real estate at 31 December 2017of £39.8 million (year ended 31 December 2017: £4.7 million).
Additions to property, plant and equipment totalled £2.6 million (year ended 31 December 2017: £4.7 million).
Depreciation charge for the same period was £4.1 million (year ended 31 December 2017: £4.2 million). In addition, exchange rates accounted for a £1.7 million positive movement in the period (year ended 31 December 2017: positive £1.1 million movement).
At 30 June 2018 the Park Inn hotels are classified as assets held-for-sale in the amount of £39.6 million (see Note 15).
A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodology is provided in Note 14 to the Audited Financial Statements.
There were no changes in valuation techniques during the period.
The directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s property, plant and equipment at 31 December 2017 continue to apply for the period ended 30 June 2018.

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10. Borrowings

	30 June 2018	31 December 2017
	Unaudited	Audited
	£m	£m
Secured	822.8	733.3
Unsecured	986.6	988.5
	1,809.4	1,721.8
Unamortised borrowing costs, bond discounts and bond premia	(12.9)	(12.7)
	1,796.5	1,709.1

Disclosed as:
Current	1.0	19.0
Non-current	1,795.5	1,690.1
	1,796.5	1,709.1

A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	30 June 2018	31 December 2017
	Unaudited	Audited
	£m	£m
Opening balance	1,709.1	1,677.2
Principal repayments on secured debt	(19.4)	(281.8)
Draw down of new secured debt	46.2	281.9
Debt assumed on acquisition of related party	63.0	-
Borrowing costs incurred	(0.8)	(2.2)
Borrowing costs assumed on acquisition of related party, net of amortisation	(0.8)	-
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	1.1	3.9
Effects of translation to presentation currency	(1.9)	30.1
Closing balance	1,796.5	1,709.1

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The tables above, together with the analysis set out in Notes 10B and 10C are presented net of unamortised borrowing costs, which will be released to the income statement over the period of the associated borrowing. The analysis set out in Notes 10D and 10E excludes the effect of deducting unamortised borrowing costs.
Further information on the fair value methodology is provided in Note 20 to the Audited Financial Statements.

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B. Secured borrowings
I. Book value

	Draw down date[1]	Effective interest rate	Maturity	30 June 2018	31 December 2017
				Unaudited	Audited
		%		£m	£m

£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	126.5	126.2
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	-	18.9
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	70.6	70.5
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	161.4	161.2
€37.25 million mortgage borrowing[3]	22 January 2016	Euribor + 1.60%	29 December 2030	31.4	31.7
€50.0 million mortgage borrowing[3]	1 March 2016	Euribor + 1.60%	1 March 2031	36.9	37.2
€70.38 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	62.0	62.2
€48.0 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	42.3	42.4
€87.0 million mortgage borrowing	4 December 2017	Euribor + 2.0%	4 December 2022	76.6	76.9
€68.52 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	60.3	60.5
€46.0 million mortgage borrowing	21 December 2017	Euribor + 1.5%	21 December 2022	39.9	40.2
€52.5 million mortgage borrowings	27 April 2018	1.70%	22 April 2025	45.8	-
€72.0 million mortgage borrowing	28 March 2018	2.60%	25 June 2025	62.9	-
				816.6	727.9
Unamortised borrowing costs (included above)				6.2	5.4
				822.8	733.3

Footnotes:
1.Draw down date or date of acquisition, whichever is later.
2.The fair value of floating rate borrowings have been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings have been calculated using a discounted cash flow approach.
3.Amortising loan.
The Group also has access to an €8.0 million facility in connection with a Spanish asset. This facility is currently undrawn and it will expire on 29 December 2020. Debt service is payable quarterly on all secured borrowings.

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C. Bonds and notes
I. Book value

	Issue date	Effective interest rate	Maturity	30 June 2018	31 December 2017
				Unaudited	Audited
		%		£m1	£m
£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	498.1	497.8
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	481.8	483.4
				979.9	981.2
Unamortised borrowing costs, discounts and premia				6.7	7.3
				986.6	988.5
Footnote:

1.	The fair value of each of the unsecured bonds and notes has been calculated using the quoted market price as at the balance sheet date.

D. Maturity profile of borrowings
The maturity profile of the Group’s borrowings is as follows:

	30 June 2018	31 December 2017
	Unaudited	Audited
	£m	£m

Due within one year	1.0	19.8
Due between two and five years	1,155.2	992.6
Due between six and ten years	626.1	679.0
Due greater than ten years	27.1	30.4
Closing balance	1,809.4	1,721.8

E. Interest rate profile of borrowings
I. 30 June 2018

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity
Unaudited	£m	£m	£m	%	Years	Years
Gross borrowings in: Pound Sterling	859.6	127.2	732.4	3.33	7.1	3.4
Euro	949.8	353.1	596.7	2.62	9.8	6.8
	1,809.4	480.3	1,329.1	2.96	7.1	5.6
II. 31 December 2017

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	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity
Audited	£m	£m	£m	%	Years	Years
Gross borrowings in: Pound Sterling	878.5	146.1	732.4	3.32	7.0	4.0
Euro	843.3	354.9	488.4	2.68	10.0	7.3
	1,721.8	501.0	1,220.8	3.00	8.2	5.7
11. Derivative financial instruments

	30 June 2018	31 December 2017
	Unaudited	Audited
Non-current assets	£m	£m
Interest rate caps not designated as hedges	0.7	-
	0.7	-
Non-current liabilities
Zero cost foreign currency options designated as net investment hedges	(12.1)	(15.6)
Interest rate cross currency swaps designated as net investment hedges	(39.0)	(38.8)
Foreign currency forward contracts designated as net investment hedges	-	(2.6)
	(51.1)	(57.0)
	(50.4)	(57.0)
The Group has entered into interest rate cap contracts with notional amounts of £116.0 million (December 2017: £116.0 million) on Sterling-denominated debt and €308.4 million (£272.8 million) (December 2017: €70.0 million or £62.2 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.
The Group has also entered into foreign currency forward contracts and zero cost foreign currency options with notional amounts of €125.0 million (£90.4 million) to hedge its net investment in Euro operations (December 2017: €170.0 million or £125.4 million). The Group also entered into a cross currency swap to convert a portion of the proceeds from its £300.0 million debut senior unsecured bond into Euro. This transaction swapped £150.0 million of the bond into €210.8 million Euro-equivalent debt and subsequently carries an equivalent annual coupon rate of 3.76%.
Further information on the valuation methodology is provided in Note 21 to the Audited Financial Statements.

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Exhibit 99.1

12. Financial instruments – Fair values and risk management
A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.
I. 30 June 2018

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	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate swaps used for hedging	-	0.7	-	-	-	-	-	0.7	-
Loans secured by real estate	-	25.0	-	-	-	-	-	-	25.0
	-	25.7	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	57.4	-	-	-	-
Cash and cash equivalents	-	-	-	-	158.1	-	-	-	-
	-	-	-	-	215.5	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	(12.1)	-	-	-	-	-	-	(12.1)	-
Interest rate cross currency swaps designated as net investment hedges	(39.0)	-	-	-	-	-	-	(39.0)	-
	(51.1)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(822.8)	-	-	829.9
Unsecured bond issues	-	-	-	-	-	(986.6)	-	1,017.1	-
Trade and other payables	-	-	-	-	-	(52.6)	-	-	-
	-	-	-	-	-	(1,862.0)

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II. 31 December 2017

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Loans secured by real estate	-	64.3	-	-	-	-	-	-	64.3
	-	64.3	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	53.0	-	-	-	-
Cash and cash equivalents	-	-	-	-	144.3	-	-	-	-
	-	-	-	-	197.3	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	(15.6)	-	-	-	-	-	-	(15.6)	-
Interest rate cross currency swaps designated as net investment hedges	(38.8)	-	-	-	-	-	-	(38.8)	-
Foreign currency forward contracts designated as net investment hedges	(2.6)	-	-	-	-	-	-	(2.6)	-
	(57.0)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(733.3)			(736.1)
Unsecured bond issues	-	-	-	-	-	(988.5)	-	(1,095.5)	-
Trade and other payables and deferred income	-	-	-	-	-	(47.6)	-	-	-
	-	-	-	-	-	(1,769.4)

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Kennedy Wilson Europe Real Estate Limited         Page | 34

Exhibit 99.1

B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortised cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk.
The interim financial statements do not include all financial risk management information and disclosures required in the Audited Financial Statements.
Further information on financial risk management is set out in Note 22 to the Audited Financial Statements. There have been no changes in any risk management policies since 31 December 2017.
(i). Market risk
(a). Foreign currency risk
The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date.
The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarised below:

	30 June 2018	31 December 2017
	Unaudited	Audited
	£m	£m
Gross foreign currency assets	1,658.2	1,422.5
Gross foreign currency liabilities	(1,187.4)	(1,123.3)
	470.8	299.2

Gross currency liabilities include the nominal amount of £240.4 million (December 2017: £275.4 million) of foreign exchange derivatives designated as net investment hedges.
The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross currency swaps as a result of possible changes in foreign exchange rates:

	Impact on profit	Impact on net asset value
	30 June 2018	31 December 2017	30 June 2018	31 December 2017
	Unaudited	Audited	Unaudited	Audited
	£m	£m	£m	£m
250 bps strengthening in exchange spot rate	(0.1)	(0.1)	(3.6)	(5.9)
250 bps weakening in exchange spot rate	0.1	0.1	3.6	5.9
500 bps strengthening in exchange spot rate	(0.3)	(0.2)	(7.2)	(11.8)
500 bps weakening in exchange spot rate	0.3	0.2	7.2	11.8

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(ii). Liquidity risk
The table below summarises the expected maturity profile of the Group’s financial liabilities based on contractual undiscounted payments and includes estimated interest payments.
I. 30 June 2018

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
Unaudited	£m	£m	£m	£m	£m	£m
Secured borrowings	5.2	13.5	220.0	493.7	174.1	906.5
£500.0 million 3.95%, 7 year unsecured bond	-	19.8	19.8	539.4	-	579.0
€550.0 million 3.25%, 10 year unsecured note	-	15.8	15.8	47.4	518.3	597.3
Derivative financial instruments	-	9.1	3.0	39.0	-	51.1
Trade and other payables	40.7	7.4	0.5	1.7	2.3	52.6
	45.9	65.6	259.1	1,121.2	694.7	2,186.5

II. 31 December 2017

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
Audited	£m	£m	£m	£m	£m	£m
Secured borrowings	3.7	32.2	145.4	571.0	57.8	810.1
£500.0 million 3.95%, 7 year unsecured bond	-	11.1	11.1	370.5	-	392.7
€550.0 million 3.25%, 10 year unsecured note	-	15.9	15.9	63.4	520.2	615.4
Derivative financial instruments	-	-	12.1	44.9	-	57.0
Trade and other payables	41.3	1.8	0.9	2.0	1.6	47.6
	45.0	61.0	185.4	1,051.8	579.6	1,922.8

(iii). Capital management
The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company, borrowings (Note 10) and cash and cash equivalents. Equity comprises issued share capital, reserves and retained earnings as disclosed in the consolidated statement of changes in equity. Borrowings comprise term loan facilities, a revolving credit facility and unsecured bonds.
Save for the bonds, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole

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The Group is not subject to any externally imposed capital requirements.
The Board monitors the return on capital as well as the level of dividends to ordinary shareholders. Dividends are approved by the Board on an interim basis.
13. Gain on sale of investment and development property

	Six month period ended 30 June 2018	Six month period ended 30 June 2017
	Unaudited	Unaudited
	£m	£m

Gross proceeds on disposal	150.7	49.4
Surrender premium receivable on disposal	-	8.2
Selling costs	(4.3)	(1.0)
Net proceeds on disposal	146.4	56.6
Carrying value	(145.3)	(54.4)
Gain on disposal	1.1	2.2
The carrying value of assets sold includes assets which were held-for-sale at 31 December 2017 of £96.9 million.
14. Related party transactions
A. Parent and ultimate controlling party
The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWI’). At 30 June 2018 the Company is a wholly owned subsidiary of KWI (30 June 2017: 30,015,924 shares or 23.8%).
At 30 June 2018 an amount of £0.6 million was payable to related parties. This amount is included in non-current trade and other payables.
B. Transactions with key management personnel
(i). Amounts paid to key management personnel
(a). Investment management fee
The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the six month period ended 30 June 2018 is £5.7 million (six month period ended 30 June 2017: £7.7 million).
(b). Directors fees
Directors are not entitled to any fee for acting as directors of the Company.
(c). Performance fees
The Investment Manager is considered to be included within the definition of key management personnel. The total performance fee accrued for the six month period ended 30 June 2017 is £Nil (six month period ended 30 June 2017: £Nil).
C. Other related parties
On 28 March 2018 the Company acquired 100% of the voting shares are KW UR Investments 1, LLC, an unlisted Delaware limited liability company which holds investments in KW Irish Real Estate Fund VII and KW Irish Real Estate Fund XII. Further information is set out in Note 16.
Save as disclosed herein, there were no transactions with other related parties.

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15. Assets held-for-sale
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £128.3 million at the balance sheet date (December 2017: £160.0 million). During the year £96.0 million of assets which were classified as held-for-sale at 31 December 2017 were sold. At 30 June 2018 a further £64.6 million (December 2017: £160.0 million) of assets were added to this classification. The effect of translation to presentation currency on a Euro denominated asset which was classified as held-for-sale at both 31 December and 30 June resulted in a reduction in value of £0.3 million.
16. Acquisition of a related party
On 28 March 2018 the Company acquired 100% of the voting shares are KW UR Investments 1, LLC, an unlisted Delaware limited liability company.
The consideration totalled £103,026,317, settled through the issuance by the Company of 10,780,194 ordinary shares of no par value, to the vendor, being K-W Properties, a California corporation and a related party.
The interim financial statements include the results of KW UR Investments 1, LLC for the period from acquisition and ending 30 June 2018.
The fair values of the identifiable assets and liabilities of KW UR Investments 1, LLC at the date of acquisition were:

Unaudited
£m
Investment in Shelbourne Hotel	92.7
Investment in Kildare Street property	10.9
Effects of translation	(0.6)
103.0

Unaudited
Identifiable assets and liabilities acquired	£m
Property, plant and equipment	152.2
Investment property under development	11.4
Cash	8.3
Borrowings	(62.2)
Working capital	(6.1)
Effects of translation	(0.6)
103.0

From the date of acquisition, KW UR Investments 1, LLC has contributed £10.4 million of revenue and £1.7 million to the net profit before tax from the continuing operations of the Group. If the acquisition had taken place at the beginning of the year, revenue from continuing operations would have been £17.5 million and the profit from continuing operations for the period would have been £1.2 million.

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17. Changes to the Group’s accounting policies
A. IFRS 9 Financial Instruments
IFRS 9 Financial Instruments replaces IAS 39 Financial Instruments: Recognition and Measurement for annual periods beginning on or after 1 January 2018, bringing together all three aspects of the accounting for financial instruments: classification and measurement; impairment; and hedge accounting.
With the exception of hedge accounting, which the Group applied prospectively, the Group has applied IFRS 9 retrospectively, with the initial application date of 1 January 2018.
There were no material adjustments resulting from the implementation of IFRS 9.
(i). Classification and measurement
Except for certain trade receivables, under IFRS 9, the Group initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs.
Under IFRS 9, debt financial instruments are subsequently measured at fair value through profit or loss (FVPL), amortised cost, or fair value through other comprehensive income (FVOCI). The classification is based on two criteria: the Group’s business model for managing the assets; and whether the instruments’ contractual cash flows represent ‘solely payments of principal and interest’ on the principal amount outstanding (the ‘SPPI criterion’).
The new classification and measurement of the Group’s debt financial assets are, as follows:

•
Debt instruments at amortised cost for financial assets that are held within a business model with the objective to hold the financial assets in order to collect contractual cash flows that meet the SPPI criterion. This category includes the Group’s Trade and other receivables, and Loans included under Other non-current financial assets.

Other financial assets are classified and subsequently measured, as follows:

•	Equity instruments at FVOCI, with no recycling of gains or losses to profit or loss on derecognition.

•	Financial assets at FVPL comprise derivative instruments which the Group had not irrevocably elected, to classify at FVOCI.
The assessment of the Group’s business models was made as of the date of initial application, 1 January 2018, and then applied retrospectively.
The following table and the accompanying notes below explain the original measurement categories under IAS 39 and the new measurement categories under IFRS 9 for each class of the Group’s financial assets as at 1 January 2018:

			Original carrying amount under IAS 39	New carrying amount under IFRS 9
			Unaudited	Unaudited
	Original classification under IAS 39	New classification under IFRS 9	£m	£m
Loans secured by real estate	Designated as at FVPL	Mandatorily at FVPL	64.3	64.3
Rent and other receivables	Loans and receivables	Amortised cost	53.0	53.0
Cash and cash equivalents	Loans and receivables	Amortised cost	144.3	144.3
			261.6	261.6

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The accounting for the Group’s financial liabilities remains largely the same as it was under IAS 39. Similar to the requirements of IAS 39, IFRS 9 requires contingent consideration liabilities to be treated as financial instruments measured at fair value, with the changes in fair value recognised in the statement of profit or loss.
Under IFRS 9, embedded derivatives are no longer separated from a host financial asset. Instead, financial assets are classified based on their contractual terms and the Group’s business model.
The accounting for derivatives embedded in financial liabilities and in non-financial host contracts has not changed from that required by IAS 39.
(ii). Impairment
The adoption of IFRS 9 has fundamentally changed the Group’s accounting for impairment losses for financial assets by replacing IAS 39’s incurred loss approach with a forward-looking expected credit loss (ECL) approach.
IFRS 9 requires the Group to record an allowance for ECLs for all loans and other debt financial assets not held at FVPL.
ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.
For Trade and other receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses.
For other debt financial assets (i.e. loans and debt securities at FVOCI), the ECL is based on the 12-month ECL. The 12-month ECL is the portion of lifetime ECLs that results from default events on a financial instrument that are possible within 12 months after the reporting date. However, when there has been a significant increase in credit risk since origination, the allowance will be based on the lifetime ECL.
The Group considers a financial asset in default when contractual payment are 90 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.
The adoption of the ECL requirements of IFRS 9 resulted in no effective changes in impairment allowances of the Group’s debt financial assets.
(iii). Hedge accounting
Consistent with prior periods, the Group has continued to designate the change in fair value of the entire forward contract in the Group’s cash flow hedge relationships and, as such, the adoption of the hedge accounting requirements of IFRS 9 had no significant impact on the interim financial statements.
B. IFRS 15 Revenue from contracts with customers
IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related Interpretations and it applies to all revenue arising from contracts with customers, unless those contracts are in the scope of other standards. The new standard establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer.
The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract.
The Group has identified that service charge revenue streams are in the scope of IFRS 15.
In addition, while not in the scope of IFRS 15, the disposal of properties previously held for rental will also be affected by the recognition and measurement requirements of IFRS 15.

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(i). Service charges, management charges and other expenses recoverable from tenants
For investment properties held primarily to earn rental income, the Group enters as a lessor into lease agreements that fall within the scope of IAS 17. These agreements include certain services offered to tenants comprising the overall property management, including common area maintenance services (such as cleaning, security, utilities and in some cases and landscaping). These services are specified in the lease agreements and separately invoiced.
Consistent with current accounting, the Group has determined that these services constitute distinct non-lease components (transferred separately from the right to use the underlying asset) and are within the scope of IFRS 15. The Group will allocate the consideration in the contract to the separate lease and revenue (non-lease) components on a relative basis, consistent with current accounting.
For the revenue component, the Group has concluded that these services represent a series of daily services that are individually satisfied over time and will apply a time-elapsed measure of progress. The consideration charged to tenants for these services include reimbursement of certain expenses incurred. The Group has determined that this variable consideration only relates to this non-lease component and that allocating it to each distinct period of service (i.e., each day) meets the variable consideration allocation exception criteria. The Group does not expect IFRS 15 to have an impact on the accounting for service charges, as this accounting is aligned with the current accounting.
(ii). Disposal of investment property not in the ordinary course of business
The recognition and measurement requirements in IFRS 15 are applicable for determining the timing of derecognition and the measurement of consideration (including applying the requirements for variable consideration) when determining any gains or losses on disposal of non-financial assets when that disposal is not in the ordinary course of business. The Group has determined that no changes are needed on transition to IFRS 15 for past disposals of investment properties previously held for rental income.
C. IFRIC Interpretation 22 Foreign Currency Transactions and Advance Considerations
The Interpretation clarifies that, in determining the spot exchange rate to use on initial recognition of the related asset, expense or income (or part of it) on the derecognition of a non-monetary asset or non-monetary liability relating to advance consideration, the date of the transaction is the date on which an entity initially recognises the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, then the entity must determine a date of the transactions for each payment or receipt of advance consideration. This Interpretation does not have any impact on the interim financial statements.
D. Amendments to IAS 40 Transfers of Investment Property
The amendments clarify when an entity should transfer property, including property under construction or development into, or out of investment property. The amendments state that a change in use occurs when the property meets, or ceases to meet, the definition of investment property and there is evidence of the change in use. A mere change in management’s intentions for the use of a property does not provide evidence of a change in use. These amendments do not have any impact on the interim financial statements
18. Approval of the interim financial statements
These interim financial statements were authorised for issue by the Company’s Board of Directors on 17 August 2018.

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